UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2008
Date of Report (Date of earliest event reported)

POWER AIR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51256	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4777 Bennett Drive, Suite E, Livermore, California	94551
(Address of principal executive offices)	(Zip Code)

(925) 960-8777
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02         Unregistered Sales of Equity Securities

On May 14, 2008, in a private placement transaction, Power Air Corporation (the "Company") issued an aggregate of 15,000,000 units (each a "Unit") at a price of $0.10 per Unit and for total gross proceeds of $1,500,000 (the "Private Placement Offering"), with each Unit being comprised of one share of common stock and one non-transferable share purchase warrant (each a "Warrant") of the Company, and with each such Warrant entitling the holder to purchase one additional share of common stock of the Company (each a "Warrant Share") for the period commencing upon the date of issuance of the within Units by the Company; that being on May 14, 2008; and ending at 5:00 p.m. (Livermore, California, U.S.A., time) on the day which is two years from the effective date of the Company's proposed registration statement pursuant to which the shares underlying the Warrants are to be proposed for registration under the United States Securities Act of 1933, as amended (the "Securities Act"; and such time period being the "Warrant Exercise Period"), at an exercise price of U.S. $0.25 per Warrant Share during the Warrant Exercise Period..

All 15,000,000 Units were sold to a purchaser who is offshore pursuant to Regulation S under the Securities Act.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell Company Transaction.

Not applicable.

(d)       Exhibits.

Submitted herewith:
Exhibit No.	Exhibit Description
11.1	Form of the $0.10 Unit Private Placement Subscription Agreement between the Company and the purchaser of the Units under the Private Placement Offering (a non-qualified offering).
11.2	Form of the Share Purchase Warrant Certificate utilized with the Private Placement Offering.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
POWER AIR CORPORATION
Date: May 20, 2008.	s/s: "H. Dean Haley" ______________________________________ Name: H. Dean Haley Title: Chairman and Chief Operating Officer

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